Exhibit 10.20

CONVERSION AGREEMENT

轉股協議

This Conversion Agreement (the “Agreement”), is made and entered into on August 1, 2017 (the “Effective Date”), by and among Imperial Garden & Resort, Inc., a British Virgin Islands company (the “Company”), Fun-Ming Lo (the “Creditor”) and Yao-Teh International Recreation Co., Ltd. (“Yao-Teh”), one of the Company’s subsidiaries. The Creditor, Yao-Teh and the Company are sometimes hereinafter collectively referred to as the “Parties” and each as a “Party”.

本轉股協議（“協議”）於二零一七年八月一日（“生效日期”）皇家花園度假公司，一家英屬维尔京群島公司（“本公司”），罗芳明（“債權人”）及本公司之子公司耀德國際育樂股份有限公司（“耀德”）。 債權人，耀德和本公司有時統稱為“締約方”，各方均稱為“締約方”。

RECITALS

說明條款

WHEREAS, as of July 31, 2017, the Company has 30,672,090 ordinary shares of common stock issued and outstanding, par value $0.01 (the “Common Shares”);

鉴于，截至2017年7月31日，本公司有30,672,090股在外發行的股普通股，面值為0.01美元（“普通股”）;

WHEREAS, Yao-Teh was formed under the laws of Taiwan and has its business operations in Taiwan;

鉴于，耀德是在台灣法律下成立的，在台灣进行經營;

WHEREAS, the Company owns 99.6% of equity interests in Yao-Teh through HUANG JIA Country CLUB and Recreation Inc. (“Huang Jia”), a wholly owned subsidiary of the Company;

鉴于，本公司通过其全資子公司皇家鄉村俱樂部休閒娛樂有限公司（“皇家”）擁有耀德99.6％的股權，

WHEREAS, the Creditor serves as the chief executive officer and chairman of both the Company and Yao-Teh;

鉴于，債權人擔任本公司及耀德的执行總裁兼董事長;

WHEREAS, from time to time over the past decade, the Creditor provided liquidity in the form of debt to fund the business operations of Yao-Teh and the Company;

鉴于，在過去十多年中，该債權人以債務形式提供流動資金，為耀德和本公司經營業務提供資金;

WHEREAS, Yao-Teh and the Company accumulated debts to the Creditor in an aggregate amount of approximately $46,044,534 (the “Debt”) as of December 31, 2016;

鉴于，耀德和本公司向債權人借入截至2016年12月31日为止累計總額約為46,044,534美元的債務（“債務”）;

WHEREAS, the Creditor has agreed to convert all of his Debt to Common Shares of the Company at a price per share as set forth below (the “Conversion”);

鉴于，債權人已同意按照以下所述的每股價格將其全部債務轉換為公司普通股股份（“轉股”）;

WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to memorialize the Conversion and effect this Agreement;

鉴于，各方已經決定签署本協議，记录该轉股事宜，符合各締約方的最佳利益;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

因此，考慮到前述以及本協議所載的相互承諾，陳述，保證，約定和協議，本協議締約方擬在法律上具有約束力，特此同意如下：

ARTICLE 1
CONVERSION

第1章

轉股

1.1.          Conversion. Upon execution of this Agreement, the Creditor shall convert all of his Debt, free and clear of all Liens, in the aggregate amount of $46,044,534 or the equivalent amount in New Taiwanese Dollars into 10,232,118 Common Shares of the Company at a per share price of $4.5, which equals 90% of the contemplated public offering price of the Company’s Common Shares. In connection with the Conversion, the Creditor agrees to forfeit or cancel any or all of the principal of the Debt as well as the unpaid interest accrued thereon as of the Effective Date.

轉股。 本協議執行後，債權人應將其截至2017年12月31的債務全部轉換成为本公司的股票，股票没有任何留置权，以總額為46,044,534美元的债务交换10,232,118股公司普通股，每股價格為4.5美元 ，相當於本公司普通股股份公開發行價格的90％。 就轉股而言，債權人同意放棄或取消任何或全部上述的債務本金以及截至生效日期的應計利息。

1.2.          Deliveries from the Creditor. On the Effective Date, the Creditor shall deliver or cause to be delivered to the Company the appropriate documents, as shall be reasonably acceptable to the Company, consenting to the cancellation of such Debt, including the principal and accrued but unpaid interest.

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債權人的交付。在生效日期當天，債權人應交付或安排把合適的文件交付給本公司，並以本公司合理可接受的方式向本公司表示，同意取消上述債務，包括取消本金和應計未付的利息。

1.3.          Change of the Company’s Registration Record. Within ten Business Days from the Effective Date, the Company shall record or have recorded the issuance of 10,232,118 Common Shares to the Creditor in the Register of Members of the Company.

更新公司登記記錄。自生效日起十個營業日內，本公司應在本公司股東登記冊中記錄或更新記錄新的向債權人發行的10,232,118股普通股。

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

第二章

債權人的陳述和保證

The Creditor hereby represents and warrants to the Parties, as follows:

債權人茲向締約方陳述並保證如下：

2.1.          Not a U.S. Person. The Creditor represents that he is not a U.S. Person as defined in Section 902 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

不是美國人。 債權人表示，他不是根據1933年美國證券法（“證券法”）頒布的S法案第902條所界定的美國人。

2.2.          Exemption. The Creditor acknowledges and warrants that (i) the issuance to the Creditor of the Common Shares is intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation S; (ii) the Creditor is not a “U.S. Person” and is not acquiring the Common Shares for the account or benefit of any U.S. Person; and (iii) the offer and sale of the Common Shares has not taken place, and is not taking place, within the United States or its territories or possessions.

豁免。 債權人承認並保證（i）根據S法案的規定，公司发行普通股给債權人是免除“證券法”的註冊規定; （ii）債權人不是“美國” 人“，並沒有为任何美國人的帳戶或利益獲得普通股; （iii）该普通股的要約和出售沒有發生在美國或其領土或管辖区域內。

2.3.          Resale restriction. Pursuant to the provisions of Regulation S, the Common Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States or its territories or possessions for a period of six months from and after the date hereof, unless such Common Shares are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available. The Creditor acknowledges that it has not engaged in any hedging transactions with regard to the Common Shares.

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轉售限制。 根據S法案的規定，自生效日期始為期六個月內，在美國境內或其領土或管辖区域內，債權人不得出售，转移，移交，傳送，質押該普通股或以其他方式出售該普通股給任何美國人，除非這些普通股在美國根據證券法有效的註冊并聲明是为註冊銷售，或者可獲得其他豁免。 債權人承認，尚未對普通股進行任何對沖交易。

2.4.          Legend. The Creditor consents to the placement of a legend on any certificate, note or other document evidencing the Common Shares and understands that the Company shall be required to refuse to register any transfer of the Common Shares not made in accordance with applicable U.S. securities laws.

限制。債權人同意將證券，票據或其他文件證明債權人持有该普通股股票，並理解本公司可以拒絕登記未按照適用的美國證券法的普通股轉讓。

2.5.          Convert Entirely for Own Account. The Creditor represents that he is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities. The Common Shares to be converted by the Creditor hereunder will be acquired for investment for his own account, for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof. The Creditor has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement.

完全为自己的帳戶投资。 債權人表示，他不是證券的“經銷商”，并且根据該條款在S法案中的定義，他也不是證券交易商。根據本協議这些将由債權人轉換的普通股將在投資人自己的賬戶中被用于投資，并且僅用於投資目的，而不带有任何进一步销售或者分配或者債權人有上述观点或者意向（該術語在證券法第2（11）條中使用）。 債權人沒有預先安排任何其他買方的出售，也沒有任何此類協議或安排的計劃。

2.6.          Lock-up. The Creditor serves as the chairman and chief executive officer of the Company and agrees to subject the Common Shares issuable hereunder to any lock-up agreement or provision that Network 1 Financial Securities, Inc. or its successor (the “Placement Agent”) requires in order to facilitate the contemplated initial public offering of the Common Shares of the Company in the United States.

鎖定。債權人擔任本公司的董事長兼执行總裁，並同意將本協議的普通股授限制于任何鎖定協議或Network 1 Financial Securities, Inc.或其繼任人（“股票销售人”）規定的條款，以便本公司在美國首次公開發行普通股。

2.7.          Rule 144. The Creditor understands that the Common Shares to be converted hereunder have not been registered under the Securities Act or the securities laws of any state and are subject to substantial restrictions on resale or transfer. Such Common Shares are “restricted securities” within the meaning of Regulation S and Rule 144, promulgated under the Securities Act.

144规定。債權人理解，以下根据本协议在证券法或者其他国家的证券法管辖下转换的普通股，受制于轉售或轉讓的實質限制。 這些普通股是根據“證券法”頒布的S法案和144條規定的“限制性證券”。

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2.8.          Power and Authority. All acts required to be taken by the Creditor to enter into this Agreement and to carry out the Transactions described herein have been properly taken. The obligations of the Creditor under this Agreement constitute legal, valid and binding obligations of the Creditor, enforceable against the Creditor in Taiwan, British Virgin Islands and United States in accordance with the terms hereof.

權力與授權。債權人声明為履行如下描述的交易而進行的根据本協議所規定的所有行為已經得到適當的实施。本協議的義務構成債權人的合法，有效和具有約束力的義務，可以依照本協議條款向債權人进行執行，在台灣，英屬维尔京群島和美國均有效力。

2.9.          No Conflicts. The execution and delivery of this Agreement by the Creditor (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to the Creditor; and (iii) will not violate or breach any contractual obligations of the Creditor based on any Contract to which the Creditor is a party and which prohibits the Transactions contemplated hereby.

無衝突。債權人履行和交付本協議（i）不需要任何政府實體根據任何法律对本协议拟进行的交易进行批准或者同意; (ii)不得違反適用於債權人的法律，法規或者法令; 及（iii）不會違反或打破債權人根據債權人所屬當事人之任何合約而訂立的任何合約義務，并且該等合約亦禁止在此擬進行之交易。

2.10.         Available Information. The Creditor has such Knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an equity investment in the Company.

信息。 債權人在財務和商業事務方面具有的知識和經驗，能夠評估对本公司股權投資的優點和風險。

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

第三章

本公司的声明和保证

The Company hereby represents and warrants to the other Parties that the Common Shares, when issued and allotted in accordance with this Agreement: (a) will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, (b) will be issued free and clear of any mortgage, pledge, security interest, encumbrance, Lien, charge or debt of any kind, any trust, any filing or agreement to grant, deposit or file a pledge or financing statement as debtor under applicable law, any subordination arrangement in favor of any person, or any other third party right of any kind, and (c) no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.

本公司向其他各方表示並保證，普通股按照本協議發行和配發時：（a）將經正式授權，有效發行，已完全支付，非課稅，且不享有任何先發權利， （b）將無負擔的發行，没有任何抵押，質押，擔保權益，不动产的负债，留置權，債務或任何形式的債務，任何信託，任何根據適用法律向債務人提供，存款或提交質押或融資陳述的提交或協議，也没有有利於任何人的任何從屬安排或任何其他第三方的任何形式的權利，以及（c）與本協議的執行和交付有關的，或本协议拟定完成的交易，不須經過何政府實體的同意，批准，命令或授權或註冊聲明或提交或通知任何政府機構。

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ARTICLE 4

MISCELLANEOUS

第四章

其他

4.1.            Entire Agreement.   This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent relating to the Debt and the Conversion. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

整个協議。本協議構成雙方之間關於本協議標的事項的完整協議，取代任何及所有有關債務和轉股的先前或同期的口頭和先前書面協議，諒解和意向書。本協議不得修改或修訂，也不得免除任何權利，除非明確提及本協議的書面聲明，該協議是修改，修訂或放棄，並由所有締約方對修改或修訂或就放棄而給予豁免的一方簽名。任何行為或交易行為或交易慣例或用法均不得修改本協議的任何規定。

4.2.            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that Transactions are fulfilled to the extent possible.

可分割性。如果本協議的任何條款或其他條款無效，非法或無法通過任何法律法規或公共政策以強制執行，則本協議的所有其他條件和規定仍然具有完全的效力和效果，只要經濟或預期 交易的法律實質不受任何方面的不利影響。在確定任何條款或其他條款無效，非法或無法執行時，本協議雙方應真誠協商修改本協議，以便在雙方均可接受的情況下盡可能實現雙方的原始意圖以盡可能實現交易為目的。

4.3.            Governing Law and Venue.        This Agreement shall be governed by and construed in accordance with the laws of Taiwan, without regard to principles of conflict of laws. The Parties hereby submit and consent to the exclusive jurisdiction of the courts in Taiwan.

適用法律及地點。 本協議受台湾法律的管轄和解釋，但是不受台湾衝突法律原則的製約。締約方特此同意台灣法院的專屬管轄權。

4.4.            Parties in Interest.         This Agreement shall be binding upon and inure to the benefits of the Parties hereto.

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各締約方利益。 本協議對本協議締約方的利益具有約束力和效力。

4.5.            Counterparts.         This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

多个文本。 本協議可以在兩個或多個對等方同時執行，其中任何一個不需要包含多個締約方的簽名，但所有這些對應的合併將構成同一個協議。 本協議在通過傳真機或電子郵件（任何此類交付，“電子签名和送达”）方式傳送的情況下，應以各種方式視為原始協議或文書，並應視為与原版簽名版本具有相同約束力的法律效力。 應其中任何一方的要求，本方各方應重新執行原件，並親自交付給所有其他締約方。

4.6             English Prevails. Should there be any inconsistency or conflict between the English and Chinese versions of the Agreement, the English version shall prevail.

英文版本優先。如果協議的中英文版本有任何不一致或衝突，以英文版本為準。

ARTICLE 5

DEFINITIONS

第五章

定義

The following terms, as used in the Agreement, have the following meanings:

協議中使用的以下術語具有以下含義：

“Business Day” means any day that the major U.S. stock exchange markets are open for trading.

“營業日”指美國主要證券交易市場開放交易的任何一天。

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound

“合同”是指任何形式或特性的任何書面或口頭協議，安排，承諾，合同，契約，文書，租賃，義務，計劃，限制，理解或承諾是其中任何一方的任何人，該人是與本方綁定的。

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“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

“政府實體”是指任何政府或任何政府，無論是聯邦，地方，國內或國外的任何政府或任何機構，局，董事會，董事會，委員會，法院，部門，官員，政治分部，法庭或其他工具。

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“知識”是指一方當事人的實際知識，以及知道具有這種能力的合理人員經過適當調查後應具有的知識。

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“法律”是指適用於個人或其資產，負債或業務的任何法典，法律，法令，規章，報告或許可要求，規則或法規，包括由任何政府實體頒布，解釋或強制執行的任何規則，法律。

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“質押”是指對於任何資產，任何抵押，留置權，質押，押記，擔保權益或任何種類的此類資產的產權負擔，但由母公司創造的任何產權負擔除外。

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“命令”是指任何政府實體的任何行政決定或裁決，法令，禁令，判決，命令，準司法裁決或裁決，裁決或令狀。

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

為證明其中每一方，本協議自上述第一个日期起由其各自的代表人員在正式授權下執行。

Imperial Garden & Resort, Inc.
皇家花園度假公司

By:	/s/
Name:
Title:

The Creditor
債權人 ：罗芳明

By:	/s/
Name: Fun-Ming Lo

Yao-Teh International Recreation Co., Ltd.
耀德國際育樂股份有限公司

By:	/s/
Name:
Title:

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